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                                                                    EXHIBIT 10.1

                         SUPPLEMENTAL BENEFIT AGREEMENT

THIS AGREEMENT is made by and between Comerica Incorporated, a Delaware corporation (the "Company"), and Eugene A. Miller (the "Executive") as of the 19th day of September, 2002.

WHEREAS, the Company has employed the Executive since 1955 and the Executive intends to retire as Chairman of the Board of the Company in September, 2002; and

WHEREAS, in order to enable a stable transition and ensure that the Executive will continue to be available to the Company, the Company wishes to provide the Executive with the benefits set forth in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1. Retiree Medical and Dental Benefits. The Company shall provide the Executive and his spouse with medical and dental benefits for the remainder of their respective lifetimes that are substantially similar to those provided to the Executive and his spouse under the Comerica group healthcare plan at the date of execution of this Agreement; provided, however, that such benefits shall be coordinated with any medical benefits the Executive or his spouse may become entitled to receive from a subsequent employer, Medicare, Social Security or any similar source applying generally accepted procedures for the coordination of benefits. Such benefits shall vest upon the date of the Executive's retirement as Chairman of the Board of the Company (the "Date of Retirement").

2. Administrative and Security Services. The Company shall continue to provide the Executive with administrative and security services for the following time periods (collectively, "Administrative and Security Services"):

         A. For a period beginning on the Executive's Date of Retirement and ending on the three-year anniversary of the Date of Retirement (the "Three Year Period"): (i) continuing computer technological services, equipment and maintenance, (ii) monitoring, including home security, and (iii) the service and other fees relating to the foregoing at the Executive's home and office locations; and

         B. For a period beginning on the Executive's Date of Retirement and ending on the five-year anniversary of such Date of Retirement, continuing office space and administrative support in a mutually agreeable location as well as the Executive's parking at the Company's headquarters.

3. Club Memberships. During the Three Year Period, the Company shall continue to provide the Executive with club dues and other fees related to the Executive's membership in the clubs to which the Executive currently belongs and for which the Company currently pays such dues and fees.

4. Tax Return Preparation. For the 2002, 2003 and 2004 calendar years, the Company shall continue to pay for the preparation of federal, state and local tax returns for the Executive and his spouse on the same basis as such services are currently provided by the Company.




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5. Reimbursement of Company-Related Expenses. The Company shall reimburse the
Executive for all other reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, Company business, including, but not limited to, those matters set forth in Section 6 hereof.

6. Cooperation. The Executive agrees to cooperate with the Company and its affiliates following his retirement by making himself available to testify or be deposed in any action or proceeding relating to the Company or its affiliates, and to assist the Company by providing information and meeting with representatives of the Company or its affiliates, as may be reasonably requested by the Company from time to time. The Executive further agrees to make himself available on occasion, at the Executive's convenience in the Executive's discretion, to attend Company-sponsored corporate and business functions, as may be reasonably requested by the Company.

7. Confidentiality. The Executive will hold in a fiduciary capacity for the benefit of the Company all secret or confidential information relating to the Company or any of its affiliates that is not public knowledge (other than as a result of the Executive's violation of this Section 7) ("Confidential Information"). The Executive shall not divulge Confidential Information at any time, except with the prior written consent of the Company or as otherwise required by law or legal process.

8. Binding Effect. This Agreement shall extend to and be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns. The Company shall require any successor (whether direct or indirect) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to fully perform this Agreement. This Agreement may not be assigned by the Executive.

9. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliates, nor shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or its affiliates.

10. Survival. The provisions of this Agreement shall survive a Change in Control of the Company, as defined in the Amended and Restated 1997 Long Term Incentive Plan. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

EXECUTIVE                                  COMERICA INCORPORATED

     /s/Eugene A. Miller               By: /s/ Ralph W. Babb, Jr.
-----------------------------             --------------------------------------
    Eugene A. Miller                       Ralph W. Babb, Jr.
                                           President and Chief Executive Officer



                                       By: /s/ James R. Tietjen
                                          --------------------------------------
                                           James R. Tietjen
                                           Senior Vice President





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